UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

MoonLake Immunotherapeutics

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39630	98-1711963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Dorfstrasse 29

Zug, Switzerland 6300

(Address of principal executive offices, including zip code)

41 415108022

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary share, par value $0.0001 per share	MLTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Wednesday, June 5, 2024, MoonLake Immunotherapeutics (the “Company”) held its 2024 Annual General Meeting of Shareholders (the “Annual Meeting”). As of the close of business on April 11, 2024, the record date for the Annual Meeting, there were 62,874,637 Class A Ordinary Shares and 995,267 Class C Ordinary Shares entitled to vote at the meeting. At the Annual Meeting, each of the Company’s director nominees was elected, a frequency of one year received the plurality of votes cast on Proposal 4 and the other proposals voted on were approved. The final voting results are set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Proposal 1. Election of Class II Director Nominees
● Catherine Moukheibir	50,398,781	4,335,564	4,241,512
● Dr. Ramnik Xavier	53,899,047	835,298	4,241,512

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2. Ratification, by ordinary resolution, of Baker Tilly US, LLP as Independent Auditor	52,568,361	4,220	6,403,276	0

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3: Advisory Vote on Executive Compensation	54,721,123	5,234	7,988	4,241,512

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	54,203,606	458,962	64,710	7,067	4,241,512

In light of these voting results, the Company plans to hold future advisory votes on executive compensation annually until the next required vote on the frequency of such advisory votes, or until the Board of Directors of the Company otherwise determines that a different frequency is in the best interests of the Company and its shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoonLake Immunotherapeutics

Date: June 6, 2024	By:	/s/ Matthias Bodenstedt
Matthias Bodenstedt Chief Financial Officer

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